Exhibit 10.6

OPTION CANCELLATION AND RELEASE AGREEMENT

This OPTION CANCELLATION AND RELEASE AGREEMENT (this “Agreement”), dated as of January 26, 2016 (the “Cancellation Date”), is entered into by and between InspireMD, Inc., a Delaware corporation (the “Company”) and James Loughlin (the “Optionholder”), a member of the Board of Directors of the Company (the “Board”).

WHEREAS, the Company previously sponsored and maintained the InspireMD, Inc. 2011 UMBRELLA Option Plan (the “2011 Plan”), the 2006 Employee Stock Option Plan (the “Prior Israeli Appendix”), which is a sub-plan to the 2011 Plan, and the 2011 U.S. Equity Incentive Plan (the “US Appendix”), which is a sub-plan to the 2011 Plan (collectively, the 2011 Plan, the Prior Israeli Appendix, and the US Appendix being referred to herein as, the “Umbrella Plan”);

WHEREAS, the Company currently sponsors and maintains the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “2013 LTIP”), together with the 2013 Employee Stock Incentive Plan (the “2013 Israeli Appendix”), which is a sub-plan to the 2013 LTIP (collectively, the 2013 LTIP and the 2013 Israeli Appendix being referred to herein as, the “Incentive Plan”);

WHEREAS, pursuant to the Umbrella Plan and the Incentive Plan, the Company previously granted to the Optionholder, stock options (“Stock Options”) to purchase shares of common stock of the Company, par value $0.0001 per share (“Common Stock”);

WHEREAS, as of the date hereof, certain of the Stock Options granted to the Optionholder are either not vested and/or exercisable for shares of Common Stock having a fair market value that is less than the exercise price for such Stock Options (referred to herein as, the “Underwater Options”);

WHEREAS, the Company and the Optionholder desire to appoint a new director to the Board who brings substantial experience to the Board and value to the Company and its stockholders, and to grant such new director with an equity award pursuant to the Incentive Plan;

WHEREAS, to increase the number of shares available under the Umbrella Plan and the Incentive Plan in order to make such equity award grant to the new director, the Company and the Optionholder desire to cancel and terminate certain of the Underwater Options, so that on and after the Cancellation Date, the shares underlying such cancelled Underwater Options are available for issuance pursuant to new equity awards.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

CANCELLATION OF STOCK OPTIONS

1.1           Cancellation of Certain Stock Options. In exchange for the consideration described in Section 1.2 below, the Optionholder hereby agrees that the Stock Options identified and set forth on Exhibit A, attached hereto (the “Cancelled Options”), shall be cancelled, terminated, and of no further force or effect, effective on the Cancellation Date, and neither the Company nor the Optionholder shall have any further rights or obligations with respect to the Cancelled Options or with respect to any shares of Common Stock of the Company that could have been purchased upon exercise of the Cancelled Options.

1.2           Payment. In exchange for the Optionholder’s agreement to cancel and terminate the Cancelled Options and the release of claims set forth in Section 1.3, the Company agrees to grant the Optionholder, one (1) share of Common Stock pursuant to the Incentive Plan.

1.3           Release. Effective as of the Cancellation Date, the Optionholder, for the Optionholder and the Optionholder’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages and liabilities in connection with any rights to acquire securities of the Company pursuant to the Cancelled Option and the shares of Common Stock of the Company issuable thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown or suspected or claimed, whether arising under common law, in equity or under statute, which the Optionholder or the Optionholder’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided that this Section 1.3 shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement. The Optionholder covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.4           Further Assurances. Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

1.5           Representations and Warranties. The Optionholder hereby represents and warrants to the Company that: (a) the Optionholder has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby; there are no restrictions on the cancellation and termination of the Cancelled Options; and (c) this Agreement constitutes the legal, valid, and binding obligation of the Optionholder, enforceable against the Optionholder in accordance with its terms.

MISCELLANEOUS

2.1           Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

2.2           Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

2.3           Execution. This Agreement may be executed in two or more counterparts (including facsimile or portable document (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Agreement and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

2.4           Entire Agreement. This Agreement contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

2.5           Law Governing. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to its principles of conflict of laws.

2.6           Jurisdiction and Venue. Any judicial proceedings brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of the State of Delaware, and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

2.7           Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionholder at the address that he most recently provided to the Company.

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Signature Page to Follow.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionholder, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement as of the date above.

INSPIREMD, INC.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	CFO

OPTIONHOLDER

/s/ James Loughlin
Name:	James Loughlin

Address:

Signature Page to Option Cancellation and Release Agreement

Exhibit A

Cancelled Options

Date of Grant	Name of Plan	Number of Stock Options Granted	Number of Stock Options Cancelled
September 21, 2012	2011 Plan	2,500	2,500
May 9, 2013	2011 Plan	7,500	7,500
January 29, 2014	2013 LTIP	5,000	5,000
January 5, 2015	2013 LTIP	4,875	4,875
January 26, 2015	2013 LTIP	5,409	5,409

Exhibit A to Option Cancellation and Release Agreement